Exhibit 99.9

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is made and entered into as of June 13, 2011 (the “Effective Date”) by and between FIRST COMMERCIAL BANK, a Missouri corporation (“Seller”) and BROGDON FAMILY, LLC, a Georgia limited liability company or its permitted assigns (“Purchaser”).

WITNESSETH:

WHEREAS, Purchaser and Seller are parties to that certain Purchase and Sale Agreement dated as of May 5, 2011 (the “Agreement”); and

WHEREAS, Purchaser and Seller desire to amend the Agreement to extend the time period within which Purchaser may on the terms hereinafter set forth.

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.             Capitalized Terms. Capitalized but undefined terms used in this Amendment shall have the meanings set forth in the Agreement.

2.             Title and Survey.  Section 3.3 of the Agreement is hereby amended to allow Purchaser through July 13, 2011 to give Seller notice of any title exceptions or other matters set forth on Seller’s title policies or surveys or any updates thereof as to which Purchaser objects in its sole and absolute discretion.

3.             Ratification. Except to the extent amended hereby, Purchaser and Seller ratify and confirm that all other terms and conditions of the Agreement remain in full force and effect.

4.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall be taken to be one and the same Amendment, for the same effect as if all parties hereto had signed the same signature page, and an electronic PDF or facsimile copy of an executed counterpart shall constitute the same as delivery of the original of such executed counterpart. Any signature page of this Amendment (whether original or facsimile) may be detached from any counterpart of this Amendment (whether original or facsimile) without impairing the legal effect of any signatures thereof and may be attached to another counterpart of this Amendment (whether original, PDF or facsimile) identical in form hereto but having attached to it one or more additional signature pages (whether original, PDF or facsimile).

[Signatures on next page]

IN WITNESS WHEREOF, each party has caused this instrument to be executed as of the date set forth hereinabove.

SELLER:		PURCHASER:

FIRST COMMERCIAL BANK		BROGDON FAMILY, LLC,
a Missouri corporation		a Georgia limited liability company

		By:	/s/Christopher F. Brogdon
By:	/s/ Norman B. Harty		Christopher F. Brogdon, Manager
Norman B. Harty, President